Exhibit 10.4

CONFIDENTIAL

INTERNATIONAL SALES CONTRACT	No. [ ZY0220211163]

This INTERNATIONAL SALES CONTRACT (the “Contract”) is made between the Seller and the Buyer after consensus has been reached by both Parties on the cooperation of [A1166](the “Product”) during the Term of this Contract.

THE SELLER: CANAAN CONVEY CO., LTD.	THE BUYER: [Cosmos Capital Limited]

Address: Zpark building 27 Tower C floor 2 201, Haidian District,	Address: [Level 5, 97 Pacific Highway, North Sydney,
Beijing, China	NSW Australia]
Business Registration No: 91110108MA018GQHX2	Tel/Fax: [+61 499 400 900]
Tel/Fax: +86 10-58741865	E-mail: [james@cosmoscapital.io]
E-mail: sales@canaan.io

1. PRODUCT & DELIVERY

1.1 PRODUCT SPECIFICATIONS & PRICE LIST.

Description of Products	Quantity (UNIT)	Per Thera Hash Price(USD/T)	Unit Price (USD)	Subtotal (USD)
[A1166]	[1000]	[77]	[6,237]	[6,237,000]
Total (USD)				[6,237,000]

1.2 The [A1166] is in three different specifications in terms of Hash performance, [72T,75T and 81T]. The product Buyer receives will be a mix of these three according to the production output. The price difference will be adjusted at the last shipment in [April 2021]. The Buyer agrees with this option upon Seller’s email notice. The Buyer should replenish the corresponding payment after receiving the notice.

1.3 The cost of Delivery & Insurance of the Products from the Seller’s warehouse to the final destination station of the Buyer will be covered by the Buyer, and other specific rights and obligations in delivery shall be determined according to the Trading Term. 1.4 The Total Value of this Contract will be adjusted according to the final shipment mix of miner model and T-Hash. The Buyer will pay the difference if there is.

1.5 The Seller has the right to terminate this Contract if the Buyer fails to pay the first payment on time stipulated in this Contract.

2. PAYMENT & THE PAYER’S ACCOUNT.

The Buyer shall pay [100]% of total payment $[6,237,000] before _______ [31st March]

Seller		Buyer
Bank Name	AGRICULTURAL BANK OF CHINA BEIJING BRANCH HAIDONG sub- branch, P.R. China	Bank Name	NATIONAL AUSTRALIA BANK

Address	No.11 DING XUYUAN ROAD HAIDIAN DISTRICT BEIJING CHINA	Address	333 George Street Sydney, NSW 2000

Beneficiary Name	CANAAN CONVEY CO LTD	Beneficiary Name	Cosmos Capital Limited

Beneficiary Address	ROOM110, 1ST FLOOR BEIJING VENTURE ROAD 36, HAIDIAN DIST BEIJING CHINA	Beneficiary Address	Level 5, 97 Pacific Highway, North Sydney, NSW 2060

A/C No.	11250514040001478	A/C No.	MOSCAUSD01

Swift Code	ABOCCNBJ010	Swift Code	NATAAU3303M

3. TRADING TERM.

[                    ] To: [                     ], Port of Loading: [                     ] , Shipping Address: [                     ] , Shipping Method: [                  ], Shipping Date: depending on the actual logistic availability in [End of March or April] or another date agreed by the two parties and/or after the payment paid in full.

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The unfilled information of this article shall be based on the notification from e-mail of the Buyer on the home page of the Contract. Any modification of the Trading Term shall be agreed by the Seller and the Buyer.

4. BUYER’S OBLIGATIONS.

4.1. The payer of the payment must be the Buyer of the Contract or in accordance with THE PAYER’S ACCOUNT set forth above. The Buyer shall obtain a prior written consent by the Seller if there is any inconformity with the payer of the payment.

4.2. the Buyer warrants that it has legitimate business license and administrative license, and that it will operate lawfully and with integrity.

4.3. If the Buyer delays in the payments, it shall pay the compensation to the Seller, which shall be the sum of non-paid amount × the days postponed/365 × 10%. The Seller may terminate this Contract if the delay caused by the Buyer exceeds 30 days.

4.4. A default mining pool will be set for each product of the Seller before leaving the factory to test whether the product operates normally, and the Buyer shall change the mining pool settings by itself when the product is used for the first time. The Buyer recognizes and agrees that the Seller shall not be liable for any loss of revenue when changing settings and/or that arising from the Buyer's failure to change the mining pool settings.

5. DELIVERY.

5.1. Trade terms in the Contract are based on Incoterms 2010 of the International Chamber of Commerce.

5.2. Under the trade term specified under this Contract, if the Seller is responsible for insurance and freight transportation, it has the right to choose the third-party company that provides the service.

5.3. All delivery dates are approximate, and as stipulated by the trading term the Seller shall not be liable for any damages of any kind resulting from delay in delivery.

5.4. The Seller shall not be liable for any loss or damage suffered by the Buyer resulting directly or indirectly from, or through, or arising out of any delay in shipment or delivery of any Product, or resulting directly or indirectly from or through delay arising out of any of the following: fire, flood, strike, epidemic, accident, civil commotion, riot or war, shortage of labor, fuel, materials or supplies, regulations, priorities, orders or embargoes imposed by any civil or military government; or any other cause or causes (whether or not similar to the foregoing) beyond the reasonable control of the Seller.

6. INSPECTION AND ACCEPTANCE.

The Buyer shall examine the goods as soon as possible after their arrival at destination and shall notify the Seller in writing of any lack of conformity of the goods within 3 days from the date when the Buyer discovers or ought to have discovered the lack of conformity. In any case the Buyer shall have no remedy for lack of conformity if it fails to notify the Seller thereof within 15 days from the date of arrival of the goods at the agreed destination. The products will be deemed as consistent with the agreement by both parties if the Buyer fails to do so in the above-mentioned inspection and acceptance period.

7. CLAIM.

Any claim by the Buyer concerning the goods shipped hereunder shall be filed within 30 days after the arrival of the goods at the port of destination and supported by a survey report issued by a survey or approved by the Seller for the Seller’s examination. Claims in respect of matters within the scope of responsibility of the insurance company, shipping company, transportation organization and/or post office will not be entertained by the Seller.

8. WARRANTIES.

8.1. The Seller guarantees that all products and all documents related with the products, include drawings, technical standards, product specifications(if any). delivered to the Buyer will, at the time of such delivery, be free and clear of all liens, security interests and other encumbrances and will conform, in all material respects, to the Specifications. If there is any act of intellectual property infringement, the Seller will claim for compensation through relevant ways.

8.2. The Buyer guarantees that none of the Buyer, any of its subsidiaries or, to the best knowledge of the Buyer or its representative, any director, officer, shareholders or employee of the Buyer or any of its subsidiaries is an entity or person who is a) the target of any Sanctions Law, or b) located, controlled, organized, or resident in a country or territory that is, or whose government currently is, the target of countrywide sanctions imposed by any sovereign government sanctions authorities.

CONFIDENTIAL

8.3. The Buyer guarantees that it is and will be in compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, in respect of the source of funds, making the transaction, or using the products herein.

8.4 The Seller gives a guarantee for all delivered goods 360 days from the date of the delivery. If during this period defects in the Goods are revealed, the Seller shall repair or replace, free of charge, any part proven defective in material, performance or workmanship, but mining earnings will not be compensated. In this condition, the Buyer shall pay the inbound shipping and the Seller will pay the return shipping.

8.5 The Exclusions of Quality Warrants: a) The installation, operation, usage, maintenance and examination and repair of the products are not applied to the technical requirements of the products or the requirements of the Products Manual; b) The damages are made by the Buyer or any third party intentionally or carelessly;. c) The normal damages of the products; d) The damage resulting from improper repair; e) The damage resulting from force majeure; and f) Other conditions irrelevant with the Seller.

9. Compliance & Sanctions.

The Buyer and its customers who purchased the products in the stream of commerce shall not export, re-export, transfer or otherwise release products provided by the Seller, directly or indirectly, to or for: i) a U.S. prohibited destination, such as Iran, Syria, North Korea, Crimean region, Venezuela and Cuba, or a national thereof wherever located, or to any other country subject to restriction under applicable laws and regulations of any countries and international organizations; ii) any sanctioned person or entity identified on the U.S. Consolidated Screening List (see https://2016.export.gov/ecr/eg_main_023148.asp) or subject to sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) (see http://sanctionssearch.ofac.treas.gov/); and iii) the design, production or use of military, nuclear, missile or chemical & biological weapons activities or systems and any party engaged in such activity.

10. LIABILITY FOR BREACH.

10.1. After this Contract comes into effect, the Seller and the Buyer shall fully perform their obligations as stipulated in this Contract. If either Party fails to perform or partially performs its contractual obligations, it shall be liable for such breach and shall compensate all losses resulting thereof to the other Party.

10.2. If the Buyer cancels the order except upon the Seller’s written consent, the Seller shall have the right to deduct all the Buyer’s payment, plus all costs and losses it sustains arising from the Buyer’s cancellation of an order without the Seller’s written consent and the Seller shall also have the right to refuse to perform the delivery obligation under the Contract.

10.3. In the event that the Seller suffers any loss or receives any complaint as a result of the breach of this Contract by the Buyer, or any other circumstances cause or may cause the damage of the Seller 's interests by the Buyer’s breach, then the Seller has the right to unilaterally suspend or terminate this Contract and require the Buyer to be liable for all losses to the Seller and assume related liabilities. 10.4. According to the agreed delivery date of the Contract, if the Seller cannot deliver the products on schedule for the Buyer’s reasons or the Buyer fails to take the products according to the agreed delivery date, the Seller can require the storage charges as 0.2%/per day on the value of goods not delivered. The Seller has the right to unilaterally suspend or terminate the Contract and refuse to perform the delivery obligation under the Contract if the ordered goods cannot be delivered more than 30 days after agreed delivery date due to the Buyer’s responsibility.

10.5. If there are damages or losses in the Buyer due to the quality or delivery of the products or the Seller, the Buyers remedy is limited to replacement under the Seller warranty. All other representations, express or implied, warranty, or liability relating to the condition or use of the product are specifically disallowed, and in no event shall the Seller be liable to Buyer, or any third party, for any direct and indirect consequential or incidental damages.

10.6. The Buyer shall, defend, indemnify, and hold harmless the Seller, its affiliates and their respective officers, directors, employees, agents, servants, subcontractors, and distributors from and against any and all actions, claims, demands, suits, judgments, liabilities, expenses (including but not limited to reasonable attorney’s fees), losses, or damages of whatever nature arising out of or relating to (i) any breach by the Buyer of any representation, warranty, covenant or obligation hereunder; and (ii) any third-party claims to the extent caused by acts or omissions of the Buyer.

CONFIDENTIAL

10.7. If the Seller breaches the Contract, it shall be liable for compensation and to perform its obligations within the prescribed time limit.

10.8. Notwithstanding any other provision in this contract, neither party shall be liable to the other party for any loss of profit or revenues, loss of opportunity, loss of goodwill or reputation, and /or any indirect or consequential losses whatsoever, even if advised of the possibility of such damages.

11. FORCE MAJEURE.

Neither Party shall be liable for the delays in certificate, stocking, shipment or delivery due to force majeure. The affected Party shall notify the other Party that the delivery date of products exported overseas is determined by the customs clearance time and logistics speed at home abroad. Under all the conditions of force majeure, the Seller will not responsible for the delay and failure of delivery or any problems of the quality of the Products.

12. APPLICABLE LAW AND JURISDICTION.

This Contract shall be governed by and construed in accordance with the laws of P.R.China excluding conflict of laws provisions which may direct the application of another jurisdiction’s laws. Any disputes arising from or in connection with this Contract shall be submitted to the Hangzhou Arbitration Commission in Hangzhou, China for arbitration which shall be conducted in accordance with its arbitration rules in effect at the time of applying for arbitration. The language to be used in the arbitral proceedings shall be Chinese. The arbitral award is final and binding upon both parties.

13. ATTORNEYS’ FEES.

The Prevailing Party in any dispute shall have the right to collect from the other party its reasonable costs, necessary disbursements, and attorneys’ fees incurred in enforcing this Contract. The “Prevailing Party” means the party in whose favor a(n) arbitral award, judgment, decree, or final order is rendered, and also means the party obtaining substantially the relief sought, whether by compromise, settlement, or judgment.

14. CONFIDENTIALITY.

14.1. Either Party must keep the any Confidential Information obtained from the other Party, as well as this cooperation and the specific content of this Contract in strict confidence. For the purpose of this Agreement, “Confidential Information” shall mean any and all information (whether in oral, written or electronic form) including technical or other information imparted in confidence or disclosed by one party to the other or otherwise obtained by one party relating to the other’s business, finance or technology, know-how, trade secrets, intellectual property, assets, strategy, products and customers, including without limitation information relating to management, financial, marketing, technical and other arrangements or operations of any person, firm, or organisation associated with that Party;

14.2. Either Party shall not use such Confidential Information for any purpose other than that specified herein nor disclose such information to any company or individual other than The Seller or The Buyer, unless agreed by the other Party. Either Party shall only disclose the Confidential Information to its Representatives (i) who need to know the Confidential Information for the purpose of the performance of the Agreement, (ii) who are bound by confidentiality obligations at least as restrictive as those contained herein. For the purpose of this Agreement, “Representative” means any affiliates, directors, officers, financier and prospective financier, employees, agents and advisors.

14.3. However, such confidential information may be disclosed as required by laws and regulations, listing rules, judicial organs, regulatory agencies, or as otherwise provided herein. This Article shall survive the termination, suspension, invalidation or invalidity of this Contract or any articles herein, and remain binding on both Parties.

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15. MISCELLANEOUS.

This Article shall survive the termination, suspension, invalidation or invalidity of this Contract or any articles herein, and remain binding on both Parties.

This Contract shall constitute the entire agreement of both parties and supersede all prior oral or written agreement, commitments and understandings with respect to the transaction hereof. The English language text of this Contract shall prevail over any translations thereof. If any provision of this Contract is held to be invalid or unenforceable by a court of competent jurisdiction, then that provision will be enforced to the maximum extent permissible in conformance with the intent of the parties, and the remaining provisions will remain in full force and effect. This Contract shall come into force from the seal or signature date by both parties, and this Contract is made out in four original copies, two copies to be held by each party in witness thereof.

Appendices A and B are inseparable attachments to this Contract and the parties shall abide by the provisions of these appendices.

(No text below)

CONFIDENTIAL

(Signature Page of this INTERNATIONAL SALES CONTRACT)

SELLER:	CANAAN CONVEY CO., LTD.	BUYER:	Cosmos Capital Limited

Seal and Signature:	/s/ Edward Lu	Seal and Signature:	/s/ James Manning

Date: 2021.3.26		Date: 2021.3.26

CONFIDENTIAL

Appendix A: Declaration for Integrity

As the cooperative customer of the Seller, the Buyer would like to eliminate illegal actions together with the Seller, including but not limited to commercial bribery; and the Buyer warrants that:

1.The Buyer prohibits itself and/or its relevant employees, officers or principals to provide any presents, money or any tangible or intangible interests through any other methods (other than reasonable and customary business souvenir, meal and entertaining proven acceptable under Chinese law. For souvenir, any souvenir that is priced over 500RMB is deemed inappropriate and unacceptable).

2.If the Buyer authorizes itself and/or its relevant employees, officers or principals to engage in any of the aforesaid actions, the Seller is entitled to terminate the cooperation with the Buyer and cancel the Contract entered into by the parties. At the same time, the Buyer agrees to pay the fine for breach of this Declaration, which shall be all losses, damages, costs, legal fees, penalties and all damages caused to the Seller from such acts and any other restitution provided by law.

3.If the Buyer and/or its relevant employees, officers or principals treat the Seller’s employees and/or their families secretly, or provide any interests to the Seller’s employees and/or their families, the Buyer shall immediately notify the Seller; if the Buyer fails to do so, the above Article 2 may be applied.

4.If the Seller’s employees ask for any tangible or intangible interests from the Buyer and/or its employees, the Buyer will notify the Seller immediately and coordinate with the Seller to deal with such employees according to the laws. The Seller may terminate the cooperation with the Buyer permanently if the Buyer conceals such acts of asking for bribes.

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Appendices B: Technical acceptance standards

The following custom parameters are:

1,Device name: [A1166]

2,Hashrate:the whole machine is stable at[72/75/81]TH/s([-3]%~ [+3] %)without overclocking

3,Power Consumption: [3400] ( [-5] %~[+5] %)@Wall-Plug

4,Power Supply AC Input:[185]V ~ [285] V

5,Operating Temperature: [-5]°C ~ [35]°C

6,Cooling method: [Wind Cooling]